Exhibit 99.1

Wish Reports Third Quarter 2021 Financial Results and Provides Business Update

Company Reports Progress on Turnaround Strategy

Wish Also Announces Resignation of CEO Piotr Szulczewski; Will Remain on Board

SAN FRANCISCO--(BUSINESS WIRE)--November 10, 2021--ContextLogic Inc. (d/b/a Wish) (Nasdaq: WISH), one of the world’s largest mobile ecommerce platforms, today reported its financial results for the quarter ended September 30, 2021.

In a separate announcement, the Company also announced today that Piotr Szulczewski will be stepping down as Chief Executive Officer. Mr. Szulczewski will remain Chief Executive Officer until either a successor is appointed by the Company’s board of directors, or no later than February 1, 2022. He will remain on the board of directors. The company has engaged an executive search firm to assist the board in recruiting a new Chief Executive Officer.

Third-Quarter 2021 Financial Highlights

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented.

Revenue
(in millions, except percentages, unaudited)

	Three Months Ended Sept 30,			Nine Months Ended Sept 30,
	2021	2020	YoY %	2021	2020	YoY %
Revenue	$368	$606	(39%)	$1,796	$1,747	3%
Core Marketplace	$183	$405	(55%)	$1,038	$1,300	(20%)
ProductBoost	$37	$49	(24%)	$137	$138	(1%)
Marketplace Revenue	$220	$454	(52%)	$1,175	$1,438	(18%)
Logistics Revenue	$148	$152	(3%)	$621	$309	101%
Other Financial Data
(in millions, except percentages, unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2021	2020	2021	2020
Net loss	$(64)	$(99)	$(303)	$(176)
% of Revenue	(17%)	(16%)	(17%)	(10%)
Adjusted EBITDA*	$(30)	$(64)	$(176)	$(99)
% of Revenue	(8%)	(11%)	(10%)	(6%)
* Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”

“We have made good progress in advancing Wish in a positive direction toward long-term growth and profitability,” said Jacqueline Reses, Executive Chair at Wish. “From a financial perspective, we exceeded our bottomline guidance range in part due to more efficient and reduced digital advertising spend.”

“During the quarter, we continued to implement our aggressive plan to make key strategic, operational and structural improvements, which we believe will enable Wish to achieve its full potential. The foundation of that plan is to improve and maintain trust with our buyers, and to provide a differentiated and engaging buying experience. In doing so, we expect to drive long-term growth and sustainable unit economics for our eCommerce platform. By redoubling our focus on our most frequent buyers, we’re learning what features and products are most likely to catalyze our entire user base to engage and buy on Wish. We are confident in our ability to return to growth during the second half of 2022, while creating significant shareholder value over time,” concluded Reses.

Recent Progress Across Strategic Initiatives

Increasing Buyers’ Confidence in Our Marketplace

  Launched Wish Standards, a new merchant program designed to reward merchants that consistently provide an exceptional customer experience with priority placement in the feed, along with commission discounts. With this program, Wish will evaluate merchants across many performance metrics, including product quality, shipping and delivery experience, customer reviews and ratings.
  Onboarded over 12,000 new merchants, including Trespass, Dermafirm, and Shopango.

Providing a Differentiated and Engaging eCommerce Experience

  Launched “Wish Clips,” a next generation video-first shopping experience on Wish.
  Expanded Wish’s payment options for U.S. users by partnering with Klarna, a leading global retail bank, payments and shopping service to allow flexible payment options through its ‘Buy Now, Pay Later’ offering.

Operational & Logistics Improvements

  Reprioritized resources throughout the organization to focus on executing on the turnaround strategy.
  Wound down 1P and B2B Wholesale products and paused Local Selling; re-allocated resources to focus on core marketplace and merchant onboarding.

Outlook - Q4 2021

While we are not providing Q4 revenue guidance, we expect Q4 revenue to be below Q3 despite the holidays. This is primarily driven by our ongoing reduction of ad spend during the quarters, resulting in higher ad spend in the beginning of Q3 as compared to the beginning of Q4. Specifically, Q4 revenue through the end of October is down approximately 20% compared to our average monthly revenue in Q3 adjusted for a similar number of days. We expect the following financial results for Adjusted EBITDA in the period presented below (in millions, unaudited):

	Three Months Ended Dec 31, 2021
Adjusted EBITDA	$(35)	to	$(30)
% Growth YoY	70%	to	75%

* Wish has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) for total Adjusted EBITDA or to forecasted GAAP income (loss) before income taxes for segment Adjusted EBITDA within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the company's stock.

Conference Call & Webcast Information

Wish will host a live conference call to discuss the results today at 2:00 p.m. PT / 5:00 p.m. ET. A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Wish’s corporate website. The live call may also be accessed via phone at (833) 664-1138 toll-free domestically and at (470) 414-9349 internationally. Please reference conference ID: 4364918.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, Wish has become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers in over 100 countries to over half a million merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on Twitter and YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: interest and other income (expense), net (which includes foreign exchange gain or loss, foreign exchange forward contracts gain or loss and gain or loss on one-time non-operating transactions); provision or benefit for income taxes; depreciation and amortization; stock-based compensation expense and related payroll taxes; lease impairment related expenses; remeasurement of redeemable convertible preferred stock warrant liability; and other items. Additionally, in this news release, we present Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding Wish’s outlook including expectations with respect to revenue and adjusted EBITDA, priorities, initiatives including actions to enhance the user experience and engagement, expectations relating to our advertising spend and plans with respect to investments in user acquisition, expectations regarding turnaround efforts, timelines regarding our ability to achieve growth, new executive hires, product quality, app performance, reducing delivery times and growth opportunities, and quotations from management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: our ability to attract, retain and monetize users; risks associated with software updates to the platform; increasing requirements on collection of sales and value added taxes; compromises in security; changes by third-parties that restrict our access or ability to identify users; competition; disruption, degradation or interference with the hosting services we use and infrastructure; our financial performance and fluctuations in operating results; pressure and fluctuation in our stock price, including as a result of short selling and short squeezes; challenges in our logistics programs; challenges in growing our Wish Local program and other new initiatives; the continued services of members of our senior management team; our ability to effectively hire additional members of our senior management team; our ability to offer and promote our app on the Apple App Store and the Google Play Store; our brand; legal matters; the COVID-19 pandemic; and economic tension between the United States and China. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results in this news release are estimates based on information currently available to Wish. While Wish believes these estimates are meaningful, they could differ from the actual amounts that the company ultimately reports in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Wish assumes no obligation and does not intend to update these estimates prior to filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

A Note About Metrics

The numbers for some of our metrics, including MAUs, are calculated and tracked with internal tools, which are not independently verified by any third party. We use these metrics to assess the growth and health of our overall business. While these numbers are based on what we believe to be reasonable estimates of our user or merchant base for the applicable period of measurement, there are inherent challenges in measurement as the methodologies used require significant judgment and may be susceptible to algorithm or other technical errors. In addition, we regularly review and adjust our processes for calculating metrics to improve their accuracy, and our estimates may change due to improvements or changes in technology or our methodology.

ContextLogic Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	As of September 30,	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,072	$1,965
Marketable securities	143	164
Funds receivable	27	83
Prepaid expenses and other current assets	73	102
Total current assets	1,315	2,314
Property and equipment, net	17	25
Right-of-use assets	20	43
Marketable securities	7	4
Other assets	6	11
Total assets	$1,365	$2,397
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$70	$434
Merchants payable	216	454
Refunds liability	23	77
Accrued liabilities	209	367
Total current liabilities	518	1,332
Lease liabilities, non-current	18	38
Total liabilities	536	1,370
Stockholders’ equity	829	1,027
Total liabilities and stockholders’ equity	$1,365	$2,397

ContextLogic Inc.
Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$368	$606	$1,796	$1,747
Cost of revenue(1)	201	241	808	605
Gross profit	167	365	988	1,142
Operating expenses:
Sales and marketing(1)	147	386	1,013	1,125
Product development(1)	54	24	157	72
General and administrative(1)	29	33	121	65
Total operating expenses	230	443	1,291	1,262
Loss from operations	(63)	(78)	(303)	(120)
Other income (expense), net:
Interest and other income (expense), net	3	(8)	11	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	(12)	—	(55)
Loss before provision for income taxes	(60)	(98)	(292)	(175)
Provision for income taxes	4	1	11	1
Net loss	$(64)	$(99)	$(303)	$(176)
Net loss per share, basic and diluted	$(0.10)	$(0.92)	$(0.49)	$(1.65)
Weighted-average shares used in computing net loss per share, basic and diluted	628	108	623	107

(1) includes the following stock-based compensation expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Cost of revenue	$5	$—	$15	$—
Sales and marketing	4	—	10	—
Product development	17	—	46	—
General and administrative	4	9	33	9
Total stock-based compensation expense	$30	$9	$104	$9

ContextLogic Inc.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(64)	$(99)	$(303)	$(176)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Noncash inventory write downs	12	—	12	—
Depreciation and amortization	2	4	7	9
Noncash lease expense	3	2	10	7
Stock-based compensation expense	30	9	104	9
Remeasurement of redeemable convertible preferred stock warrant liability	—	12	—	55
Other	(5)	—	—	(1)
Changes in operating assets and liabilities:
Funds receivable	19	10	56	28
Prepaid expenses, other current and noncurrent assets	(3)	25	30	14
Accounts payable	(185)	(97)	(364)	126
Merchants payable	(97)	(318)	(238)	(133)
Accrued and refund liabilities	(45)	(4)	(181)	85
Lease liabilities	(4)	(3)	(11)	(7)
Other current and noncurrent liabilities	(7)	(13)	(24)	8
Net cash provided by (used in) operating activities	(344)	(472)	(902)	24
Cash flows from investing activities:
Purchases of property and equipment	—	(1)	(1)	(1)
Purchases of marketable securities	(111)	(47)	(235)	(225)
Sales of marketable securities	50	—	50	—
Maturities of marketable securities	79	59	202	303
Net cash provided by investing activities	18	11	16	77
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	—	1	6	2
Payment of taxes related to RSU settlement	—	—	(5)	—
Other	—	(2)	(1)	(3)
Net cash used in financing activities	—	(1)	—	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	(326)	(462)	(886)	100
Cash, cash equivalents and restricted cash at beginning of period	1,405	1,316	1,965	754
Cash, cash equivalents and restricted cash at end of period	$1,079	$854	$1,079	$854
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$1,072	$844	$1,072	$844
Restricted cash included in prepaid and other current assets and other assets in the condensed consolidated balance sheets	7	10	7	10
Total cash, cash equivalents and restricted cash	$1,079	$854	$1,079	$854

ContextLogic Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$368	$606	$1,796	$1,747
Net loss	(64)	(99)	(303)	(176)
Net loss as a percentage of revenue	(17)%	(16)%	(17)%	(10)%
Excluding:
Interest and other expense (income), net	(3)	8	(11)	—
Provision for income taxes	4	1	11	1
Depreciation and amortization	2	4	7	9
Stock-based compensation expense	30	9	104	9
Employer payroll taxes related to stock-based compensation expense	—	—	7	—
Remeasurement of redeemable convertible preferred stock warrant liability	—	12	—	55
Lease impairment related expenses	—	—	6	—
Recurring other items	1	1	3	3
Adjusted EBITDA	(30)	(64)	(176)	(99)
Adjusted EBITDA margin	(8)%	(11)%	(10)%	(6)%

ContextLogic Inc.
Reconciliation of GAAP Net Cash Used In Operating Activities to Non-GAAP Free Cash Flow
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(in millions)
Cash provided by (used in) operating activities	$(344)	$(472)	$(902)	$24
Less:
Purchases of property and equipment	—	1	1	1
Free Cash Flow	$(344)	$(473)	$(903)	$23

Non-GAAP Statement of Operations

Our presentation of non-GAAP Statement of Operations excludes the impact of stock-based compensation expense and related payroll taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP Statement of Operations as supplemental information to investors, as we believe the exclusion of stock-based compensation expense and related payroll  facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP Statement of Operations in isolation or as a substitute for analysis of our results as reported under GAAP.

ContextLogic Inc.
Reconciliation of GAAP Statement of Operations to Non-GAAP Statement of Operations
(in millions)
(unaudited)

	Three Months Ended September 30, 2021
	GAAP	Non-GAAP Adjustments	Non-GAAP
	Q3'21	(1)	Q3'21
	(in millions)
Revenue	$368	$—	$368
Cost of revenue	201	(5)	196
Gross profit	167	5	172
Operating expenses:
Sales and marketing	147	(4)	143
Product development	54	(17)	37
General and administrative	29	(4)	25
Total operating expenses	230	(25)	205
Loss from operations	(63)	30	(33)
Interest and other expense, net	3	—	3
Loss before provision for income taxes	(60)	30	(30)
Provision for income taxes	4	—	4
Net loss	$(64)	$30	$(34)

(1) Stock-based compensation

ContextLogic Inc.
Reconciliation of GAAP Statement of Operations to Non-GAAP Statement of Operations
(in millions)
(unaudited)

	Three Months Ended September 30, 2020
	GAAP	Non-GAAP Adjustments		Non-GAAP
	Q3'20	(1)	(2)	Q3'20
	(in millions)
Revenue	$606	$—	$—	$606
Cost of revenue	241	—	—	241
Gross profit	365	—	—	365
Operating expenses:
Sales and marketing	386	—	—	386
Product development	24	—	—	24
General and administrative	33	(9)	—	24
Total operating expenses	443	(9)	—	434
Loss from operations	(78)	9	—	(69)
Other expense, net:
Interest and other expense, net	(8)	—	—	(8)
Remeasurement of redeemable convertible preferred stock warrant liability	(12)	—	12	—
Loss before provision for income taxes	(98)	9	12	(77)
Provision for income taxes	1	—	—	1
Net loss	$(99)	$9	$12	$(78)

(1) Stock-based compensation
(2) Remeasurement of redeemable convertible preferred stock warrant liability

Contacts

Investor Relations:
David Anhalt, Wish
ir@wish.com

Media contacts:
Carys Comerford-Green, Wish
press@wish.com